SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT


       Date of report (Date of earliest event reported): February 6, 2007
                                                        (February 2, 2007)


                             DATAMETRICS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       8567              95-3545701
(State or Other Jurisdiction         (Commission        (IRS Employer
    of Incorporation)                File Number)     Identification No.)

     1717 Diplomacy Row, Orlando, Florida                   32809
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (407) 251-4577
                                                          ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      On February 2, 2007, Mr. Rafik Moursalien resigned as Chief Financial Officer of the Registrant, effective immediately. Mr. Moursalien did not advise the Registrant that he had any disagreement with the Registrant over any policies (accounting or otherwise) of the Registrant. The Board of Directors of the Registrant have elected Mr. Edward Kroning, the Registrant's Secretary, to serve as the Registrant's interim Chief Financial Officer until a successor to Mr. Moursalien is appointed. Mr. Kroning has served as the Secretary of the Registrant since 2005 and has been employed by the Registrant since 1998.

      Prior to his arrival at the Registrant, Mr. Kroning served as director of Material and Planning at Tri-Tech Electronics, Inc., an industry leader in custom and build to print military and commercial interconnect systems.

      There are no family relationships between Mr. Kroning and any of the Registrant's executive officers or directors and there is no employment agreement between the Registrant and Mr. Kroning. Further, there are no transactions involving the Registrant and Mr. Kroning which would be reportable pursuant to Item 404 of Regulation S-B promulgated under the Securities Act of 1933, as amended.


                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


February 6, 2007                        DATAMETRICS CORPORATION


                                        By: /s/ Daniel Bertram
                                           -------------------------------------
                                        Name:  Daniel Bertram
                                        Title:  Chief Executive Officer